UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 8, 2013

GENIUS BRANDS INTERNATIONAL, INC.

(Name of registrant as specified in its charter)

Nevada (State or other jurisdiction of Incorporation or organization)	000-54389 (Commission File Number)	20-4118216 (I.R.S. Employer Identification Number)

3111 Camino Del Rio North, Suite 400 San Diego, CA (Address of principal executive offices)		92108 (Zip Code)

Registrant’s telephone number, including area code: (858) 450-2900

(Former name or former address, if changed since last report)

Copies to:

Harvey J. Kesner, Esq.

Sichenzia Ross Friedman Ference LLP

61 Broadway, 32 nd Floor

New York, New York 10006

Phone: (212) 930-9700

Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders

On October 8, 2013, Genius Brands International, Inc. (the “Company”) terminated its consent solicitation to approve (1) an amendment to the Company’s Articles of Incorporation in order to increase the number of shares of common stock, $0.001 par value per share, authorized to 700,000,000 shares from 250,000,000 shares (the “Authorized Capital Increase”) and (ii) an amendment to the Company’s Articles of Incorporation to effect a reverse stock split of its issued and outstanding common stock by a ratio of not less than one-for-ten and not more than one-for-one hundred at any time prior to September 30, 2014, with the exact ratio to be set at a whole number within this range as determined by the Board of Directors in its sole discretion (the “Reverse Stock Split” and, collectively with the Authorized Capital Increase, the “Proposals”).

Approximately 52.59% of the Company’s voting capital approved the Authorized Capital Increase and approximately 52.52% of the Company’s voting capital approved the Reverse Stock Split. Further information regarding the Proposals can be found in the Company’s Definitive Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 24, 2013, which such information is incorporated by reference herein.

The results of the solicitation for the Proposals were as follows:

Proposal:	Votes For:	Votes Against:	Abstained:
Authorized Capital Increase	41,087,385	1,564,958	25,129
Reverse Stock Split	41,033,385	1,624,087	20,000

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENIUS BRANDS INTERNATIONAL, INC.

Date: October 10, 2013	By:	/s/ Klaus Moeller
Name: Klaus Moeller Title: Chief Executive Officer

3